EXHIBIT 10.18

SECOND AMENDMENT TO THE

ARGO GROUP INTERNATIONAL HOLDINGS LIMITED

DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

THIS SECOND AMENDMENT to the Argo Group International Holdings Limited Deferred Compensation Plan for Non-Employee Directors, dated February 12, 2008, as amended (the “Plan”), is effective as of December 16, 2013 (the “Second Amendment”).

Capitalized terms used in this Second Amendment that are not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

WHEREAS, Argo Group International Holdings (the “Company”) has adopted and maintained the Plan for the benefit of its non-employee directors; and

WHEREAS, pursuant to Section 9.02 of the Plan, the Company has reserved the right to amend the Plan; and

WHEREAS, the Company desires to amend the Plan to, among other reasons, provide for the termination of the Plan with respect to certain amounts deferred under the Plan.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Amendment: The third sentence of the preamble is hereby amended and restated in its entirety, as follows:

This Plan shall be deemed an unfunded promise to pay and the rights of any Participant or Beneficiary to benefits under this Plan shall, at all times, be no more than that of a general and unsecured creditor of Argo Group US, Inc.

2. Amendment: Section 1.08 of the Plan is hereby amended and restated in its entirety, as follows:

Effective as of the date of the Second Amendment, Company shall mean Argo Group US, Inc.

3. Amendment Section 1.19 of the Plan is hereby amended and restated in its entirety, as follows:

Stock Units: bookkeeping entry units which mirror Argo Group International Holdings Ltd. (“Argo Group”) stock in value and are awarded to Participants pursuant to the terms of the Plan. The value of Stock Units shall fluctuate on an equal basis with Argo Group’s common stock based upon the market price of Argo Group’s common stock on the national stock exchange on which such stock is listed. Dividends awarded on Argo Group common stock shall be treated as awarded on Stock Units on an equal basis. The value of such dividends shall be converted into additional Stock Units (in the method described above) as of the date such dividends are declared.

4. Amendment: Section 3.01 of the Plan is hereby amended to add the following provision at the end thereof:

Effective as of the date of the Second Amendment, no person shall be eligible to become a participant in the Plan.

5. Amendment: Section 4.02 of the Plan is hereby amended to add the following provision at the end thereof:

Effective as of the date of the Second Amendment, no further deferral contributions may be made to the Plan.

6. Amendment: Section 7 of the Plan is hereby amended to add Section 7.06 at the end thereof, as follows:

7.06	Distribution of Compensation Previously Taxed. Notwithstanding anything contained herein to the contrary, all amounts in the Participant’s Cash Compensation Account previously deferred with respect to which the Participant has previously recognized US compensation income and paid income tax, and all interest accrued thereon (collectively, the “Previously Taxed Amounts”), shall be distributed to the Participant or a Beneficiary in a single lump sum no later than December 31, 2013.

7. Amendment: Section 9.02 of the Plan is hereby amended to add the following provisions at the end thereof:

Effective as of the date of this Second Amendment, the Plan is hereby terminated with respect to the Previously Taxed Amounts.

8. General: Except as specifically amended herein, the Plan will remain in full force and effect in accordance with its original terms, conditions, and provisions.

IN WITNESS WHEREOF, this Second Amendment is hereby executed with effect as of December 16, 2013.

Argo Group International Holdings Limited

By: Dianna Mitchell
Its: Assistant Vice President, Human Resources

Argo Group US, Inc.

By: Lisa Paschal
Its: Sr. Vive President, Human Resources

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